Exhibit 10.72

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is entered into as of December 14, 2012 (the “Fourth Amendment Effective Date”), by and between 2929 SEVENTH ST., LLC, a California limited liability company (“Landlord”) and Dynavax Technologies Corporation, a Delaware corporation (“Tenant”), with reference to the following facts:

A.          Landlord and Tenant are parties to that certain lease dated as of January 7, 2004 (the “Original Lease”), which lease has been previously amended by that certain First Amendment to Lease dated as of May 21, 2004, that certain Second Amendment to Lease dated as of October 12, 2010 (the “Second Amendment”) and that certain Third Amendment to Lease dated as of April 1, 2011 (the Original Lease, as so amended, being referred to herein as the “Lease”), pursuant to which Landlord leases to Tenant space currently containing approximately 40,702 rentable square feet (the “Premises”), consisting of Suite No. 100, Suite No. 130 and Suite No. 200 in the building located at 2929 Seventh Street, Berkeley, California (the “Building”).

B.          The Lease by its terms is scheduled to expire on September 30, 2017 (the “Current Expiration Date”), and the parties desire to extend the Term and otherwise amend the Lease, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.          Extension.       The Term of the Lease is hereby extended for a period of approximately eight (8) months (the “Fourth Amendment Extension Term”) and shall expire upon the expiration of the 2919 Lease (defined in Section 3 below) (such expiration date being referred to herein as the “Fourth Amendment Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. From and after the date hereof, references in the Lease to the “Expiration Date” shall mean the Fourth Amendment Extended Termination Date, and references to the “Term” shall mean the Fourth Amendment Extension Term. Nothwithstanding anything in this Section 1 to the contrary, in no event shall the Fourth Amendment Extended Termination Date be later than June 30, 2018.

2.          Monthly Base Rent.   The schedule of Monthly Base Rent for the Premises during the Fourth Amendment Extension Term shall be as follows:

Period	Monthly Base Rent
October 1, 2017 - Fourth Amendment Extended Termination Date	$112,676.91

All such Monthly Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.          No Termination of Second Amendment Expansion Option.   Notwithstanding the fact that Landlord and Tenant have entered into that certain lease of even date hereof (the

“2919 Lease”), pursuant to which Tenant is leasing from Landlord the entirety of the building known as 2919 Seventh Street, Berkeley (the “2919 Building”), which building is located adjacent to the Building and consists of approximately 14,461 rentable square feet. Section 7 (Expansion Option) of the Second Amendment shall remain in full force and effect.

4.           Right of First Offer.

(a)         Generally.    During the Term (as extended hereby), Tenant shall have a one-time right of first offer (the “Right of First Offer”) with respect to the space located on the first (1st) floor of the Building commonly known as Suite 105 and described on Exhibit A attached hereto (the “Offering Space”) if such space becomes Available for Lease (described below). The Offering Space shall be deemed to be “Available for Lease” if and when Landlord has received notice from the existing tenant in the Offering Space that such tenant will not renew its lease with Landlord and will be vacating the Offering Space. Within a reasonable time after Landlord has determined that the Offering Space is Available for Lease (but prior to leasing the Offering Space to a third party), Landlord shall advise Tenant in writing (the “Advice”) of the terms, including but not limited to Monthly Base Rent under which Landlord is prepared to lease the Offering Space to Tenant, for a term that is equal to the greater of (i) the then-remaining Term or (ii) three (3) years following the date the term for the Offering Space would commence (provided, however, that in no event will the proposed term for the Offering Space commence on a date which is earlier than the date that is two (2) months following the date of the Advice). Tenant may lease the Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (“Notice of Exercise”) within fifteen (15) business days after Landlord’s delivery of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

(i)          Tenant is in Default under the Lease at the time Landlord would otherwise deliver the Advice; or

(ii)         any portion of the Premises is sublet (other than to a Tenant Affiliate) at the time Landlord would otherwise deliver the Advice; or

(iii)        Tenant’s interest in this Lease has been assigned (other than to Tenant Affiliate) prior to the date Landlord would otherwise deliver the Advice.

(b)          Terms.    If Tenant exercises the Right of First Offer, the term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice (including the Monthly Base Rent rate) shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease (as amended hereby) shall apply to the Offering Space. Unless otherwise specified in the Advice, the Offering Space shall be accepted by Tenant in its “AS IS” condition and configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences.

(c)          Failure to Exercise; Expiration.    The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of (i) Tenant’s failure to exercise its Right of First Offer within the fifteen (15) business day period provided in Section 4(a) above, and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 4(a) clauses (i)-(iii) above.

(d)         Offering Amendment.  If Tenant timely exercises the Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Monthly Base Rent, rentable area of the Premises, Tenant’s Share and other appropriate terms. A copy of the Offering Amendment shall be (i) sent to Tenant as soon as reasonably possible after Landlord’s receipt of Tenant’s Notice of Exercise, and (ii) executed by Tenant and returned to Landlord within ten (10) business days thereafter. Notwithstanding the foregoing, regardless of whether Tenant executes the Offering Amendment, Tenant shall be irrevocably bound to lease the Offering Space upon the terms and conditions of an applicable Advice if Tenant exercises the Right of First Offer.

5.            [RESERVED]

6.            Cross-Default.     In addition to the events of Default listed under Section 11.1 of the Original Lease, Tenant shall be deemed in Default under the Lease (as amended hereby) if Tenant is in default (beyond any applicable notice and cure period) under the 2919 Lease (as may be amended).

7.            Miscellaneous.

(a)          This Fourth Amendment and the attached exhibit, which is hereby incorporated into and made a part of this Fourth Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)          Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c)          In the case of any inconsistency between the provisions of the Lease and this Fourth Amendment, the provisions of this Fourth Amendment shall govern and control.

(d)          Submission of this Fourth Amendment by Landlord is not an offer to enter into this Fourth Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Fourth Amendment until Landlord has executed and delivered the same to Tenant.

(e)          Capitalized terms used in this Fourth Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Fourth Amendment.

(f)           Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Fourth Amendment. Tenant agrees to indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Fourth Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Fourth Amendment. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Fourth Amendment.

(g)          Each party represents to the other party that it has full authority and power to enter into and perform its obligations hereunder, that the person executing this Fourth Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party.

(h)          Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times through and including the Fourth Amendment Extended Termination Date, remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(i)           This Fourth Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Fourth Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Fourth Amendment signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fourth Amendment as of the Fourth Amendment Effective Date.

LANDLORD:	2929 SEVENTH ST., LLC,
a California limited liability company

	By:	/s/ Richard K. Robbins
Richard K. Robbins
Managing Member

TENANT:	DYNAVAX TECHNOLOGIES
CORPORATION, a Delaware corporation

	By:	/s/ Jennifer Lew
	Name:	Jennifer Lew
	Title:	VP Finance

EXHIBIT A

PLAN OF OFFERING SPACE

0498\013\1856378.5

A-1

EXHIBIT A : OFFERING SPACE

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2929 SEVENTH STREET : SUITE 105